Exhibit 10.3

PUBLISHER AGREEMENT

Welcome to Cubics.com, a wholly owned subsidiary of Adknowledge, Inc. (the “Company”). Before you become a participant in the Company’s Online Program, which provides Internet-based advertising services as further discussed herein (the "Program") you must first read and agree to all of the following terms and conditions. PLEASE CAREFULLY READ THESE TERMS AND CONDITIONS. This is a legal agreement ("Agreement") between the Company and "YOU." The term “You”  means any entity identified in an enrollment form submitted by the same or affiliated persons, and/or any agency or network acting on its (or their) behalf, all of whom shall be bound by the terms of this Agreement.  The Program provides You with the ability to advertise over the Internet, generally in connection with Internet-based social networks, and specific Company advertising channels may be introduced, modified, or removed from time to time, with or without notice.

The following offer to You to participate in the Program is subject to all the terms, conditions, limitations and waivers described herein. You acknowledge and agree that by participating in the Program, You will be bound by all the terms and conditions in this Agreement.  If You do not accept these terms and conditions, then please do not register for this Program.  More information regarding this Program is found at http://cubics.com or such other websites as the Company may provide from time to time.

1.           PROGRAM PARTICIPATION:  Your participation in the Program is subject to the prior approval of the Company, as well as your ongoing compliance with the Program policies (“Program Policies”) located at http://cubics.com/publisher_policy.aspx. or at such other websites as the Company may provide from time to time.  The Company reserves the right to refuse participation to any application or participant in the Program at any time in the Company’s sole discretion.  By enrolling in the Program, You represent that you are at least 18 years of age. As a participant in the Program, You agree that the Company may serve third party and/or Company provided advertisements on the website(s) that you designate (“Your Site (s)”) to use the Company’s advertising program.  While You are a participant in the Program, the Company grants to You, the following:

a.           The non-exclusive right to refer, direct, or send visitors or users of Your Site(s) to websites owned, operated or controlled by the Company.

b.           A limited nonexclusive, nontransferable and revocable license to access and download promotional banners, and other promotional materials created by the Company for use on Your Site(s) for the exclusive purpose of advertising, marketing or promoting websites owned, controlled and/or operated by the Company.  You also acknowledge that the license granted herein shall automatically and immediately cease upon the termination of this Agreement by the Company. You acknowledge that the Company may also immediately terminate multiple accounts held by the same individual or entity unless the Company has specifically authorized such multiple accounts in writing.

2.           AD DISPLAY: You agree to comply with and adhere to the technical specifications provided by the Company to provide for the proper display of ads in connection with Your Site(s), including without limitation by not altering the JavaScript or other programming code provided to you by the Company in any way.  Ads shall be grouped by the Company and displayed to end users of your site(s) as Ad units (such groups of ads and related Company search queries collectively referred to as “Ad Units”) in standard formats as offered by the Company from time to time.  You may select a format approved by the Company for the display of Ad Units in connection with your site(s), but you acknowledge and agree that Ads:

a.           Shall only be displayed in connection with the site(s), each of which is subject to review and approval by the Company in its sole discretion at any time; and

b.           Shall be subject to the Company’s placement guidelines set forth herein.

3.           COMPANY CODES: You agree that in connection with displaying an ad or ads on your site(s), the Company will install, or provide to You to install, on your site(s) aN HTML code or other programming code (“Company Code”) which shall remain the sole property of the Company.  You also acknowledge and agree that:

a.           The Company may immediately install Company Code on Your Site(s) prior to the Company’s approval of your participation in the Program;

b.           There will be at least one Company Code on each of Your Site(s);

c.           The Company reserves the right to install, remove and/or reinstall as many Company Codes on Your Site(s) as the Company in its sole discretion deems appropriate;

d.           The Company may incorporate into the Company Code those HTML codes and/or other programming codes which are owned by third parties and which are on Your Site(s); and

e.           You will not modify or alter Company Code in any way.

While You are a participant in the Program, the Company grants to You the non-exclusive right to allow Company Code to be incorporated into the HTML codes and/or other programming codes which are owned by third parties and which are on Your Site(s).  In such cases, You agree to comply with and adhere to the technical specifications provided by the Company to provide for the proper display of Ads in connection with Your Site(s).

You also acknowledge and agree that before participating in the Program and accepting the terms and conditions of this Agreement, you will check, review, and ensure that all of the provisions of this Agreement do not offend, violate or breach the provisions of any other agreement that you have entered into with third parties (“Third Party Agreements”), including but not limited to agreements with other advertisers or any online program operator with respect to your Site(s), and does not breach any duty toward or rights of any person or entity including, without limitation, rights of intellectual property such but not limited to trademark and copyright, publicity or privacy, or rights or duties under consumer protection, product liability, tort or contract theories.  You also agree to indemnify, defend and hold the Company, its directors, officers, employees, independent contractors, authors, agents, representatives, assigns, and successors harmless from and against any and all third party claims for any direct or indirect losses, damages, injuries or incidental or consequential damages of any kind (including without limitation damages for loss of business profits or other incidental or consequential damages or any other pecuniary loss), that arise if the terms and conditions of this Agreement offend, violate or breach the provisions of any Third Party Agreements into which you have entered.

4.           CONFIDENTIAL INFORMATION AND COMPANY DATA: You agree and acknowledge that the Company may retain and use for its own purposes all information you provide, including but not limited to site demographics and contact and billing information.  You agree that the Company may transfer and disclose to third parties personally identifiable information about You for the purpose of approving and enabling Your participation in the Program, including to third parties that reside in jurisdictions with less restrictive data laws than your own.  The Company disclaims all responsibility, and will not be liable to You, however, for any disclosure of that information by any such third party.  The Company may share aggregate (i.e., not personally identifiable) information about you with advertisers, business partners, sponsors, and other third parties.  In addition, you grant the Company the right to access, index and cache Your Site(s), or any portion thereof, including by automated means including web spiders or crawlers. You represent and warrant that the data you share with the Company in performance of this Agreement is data which you have the right to share with the Company, and that the same is not shared or provided to Company in violation of any laws or regulations, including those governing privacy rights.

You also agree and acknowledge that the Company may collect, gather, use, market, sell and advertise information and statistical data (“Company Data”) regarding the display of Ads in connection with Your Site(s), how frequently Ads are displayed on Your Site(s), the number of clicks (valid and invalid) on Ads displayed in connection with Your Site(s), as well as any other information regarding Your Site(s).  You also acknowledge and agree that Company Data shall remain the property of the Company and may not be copied or reproduced, altered, modified, changed, broadcast, distributed, transmitted, transferred, disseminated, sold or offered for sale in any manner, at any time anywhere in the world except as expressly authorized in writing by the Company. Nothing herein shall be construed as a grant or assignment to You or any third party of any right, title or interest in any Company Data owned by the Company, including, without limitation, any of its trademarks or service marks.

5.           COMPENSATION: You shall receive a payment based on the number of valid clicks on Ads displayed in connection with Your Site(s) as determined by the Company for its participants in the Program. All commissions due and payable hereunder shall be payable in United States Dollars and shall survive termination of this Agreement.  The Company will pay You no less than Five Cents ($0.05) for each valid click. Unless otherwise agreed to by the parties in writing, payments to you shall be sent by the Company on a monthly basis within 30 days after the end of the month that Ads are running on your site, but in no event shall the Company make payments for any earned balance amounting to less than Ten U.S. Dollars ($10.00). You also agree that the Company may deduct from each payment to You the sum of $3.50 to cover the costs of processing and shipping. Notwithstanding the foregoing, the Company shall not be liable for any payment based on:

a.           Any fraudulent impressions generated by any person, bot, automated program or similar device or for fraudulent clicks similarly generated on any ads, as reasonably determined by the Company;

b.           Ads delivered to end users whose browsers are unable to see and/or hear the Ads properly displayed;

c.           Ads benefiting charitable organizations and other placeholder or transparent Ads that the Company may deliver in the event that a site is improperly configured to comply with the Company’s technical requirements;

d.           The Company’s advertisements for its own products and/or services; or

e.           Impressions co-mingled with a significant number of fraudulent impressions or fraudulent clicks described in (a) above, or as a result of other breach of this Agreement by You for any applicable pay period.

The Company reserves the right to withhold payment or charge back your account due to any of the foregoing, any breach of this Agreement by You, pending the Company’s reasonable investigation of any of the foregoing or any breach of this Agreement by You, or in the event that an advertiser whose ads are displayed on Your Site(s) defaults on payment for such ads to the Company.  In addition, if You are past due on any payment to the Company in connection with the Program, the Company reserves the right to withhold payment until all outstanding payments have been made.  To ensure proper payment, you are solely responsible for providing and maintaining accurate contact and payment information associated with your account.  For any Canadian taxpayer, this includes any and all applicable tax related information.  The Company may deduct any bank fees related to returned or cancelled checks due to a contact or payment information error or omission from the newly issued payment to You.  You agree to pay all applicable taxes or charges imposed by any government entity in connection with your participation in the Program. The Company reserves the right, in its sole and exclusive discretion, at any time to alter, modify or terminate the Program including the method and terms of all payment benefits to Participants. Upon notice of any change in benefits under the Program, You shall have the right to withdraw or terminate Your participation in the Program. If you dispute any payment made under the Program, you must notify the Company in writing within thirty (30) days of any such payment; failure to so notify the Company shall result in the waiver by you of any claim relating to any such disputed payment.  Payment shall be calculated solely based on records and Company Data maintained by the Company.  No other measurements or statistics of any kind shall be accepted by the Company or have any effect under this Agreement.  The payments made under this Agreement are for use by You only and may not be transferred or in any manner passed on to any third party (i.e., distributed to Sites managed by You that require separate payments) unless expressly authorized in writing by the Company (including via electronic mail).

6.           YOUR RESPONSIBILITIES:  You are solely responsible for Your Site(s), including all contents and materials, maintenance and operations thereof, the proper implementation of the Company’s technical specifications, and adherence to the terms of this Agreement, including compliance with program policies.  The Company will not be responsible for anything related to Your Site(s) and shall not be required to provide you with any notice should the Ads not be properly displayed to the end users of Your Site(s).  The Company shall not monitor, supervise or review, and shall not be responsible for any content appearing or otherwise distributed on, at or in association with Your Site(s) except for that content which is supplied to You by the Company, provided that said content supplied to You by the Company has not be altered or modified by You or any other party.

7.           YOUR WARRANTIES: In consideration for becoming a participant in the Program, You represent and warrant that:

a.           All of the information provided by you to the Company to enroll in the Program is correct and current and that you shall promptly update the information or any portion thereof as necessary to keep the information correct and current.

b.           You are the owner of such site(s) or that you are legally authorized to act on behalf of the owner of such site(s) for the purposes of this Agreement and the Program.

c.           You have all necessary right, power and authority to enter into this Agreement and to perform the acts required of you hereunder.  You specifically have the right to transfer to and/or share with us the data, including any data about or related to consumers and consumer preferences, that You tender to the Company in performance of this Agreement.

d.           Your Site(s) and any material displayed therein:

(i)           complies with all applicable laws, statutes, ordinances and regulations, including without limitation the CAN-SPAM Act of 2003; and

(ii)           does not breach and has not breached any duty toward or rights of any person or entity including, without limitation, rights of intellectual property, publicity or privacy, or rights or duties under consumer protection, product liability, tort, or contract theories.

e.           You will not, and will not authorize or encourage any third party to make or accept any offer on behalf of the Company.

f.           At no time while You are participating in the Program, or using any materials provided to You by the Company, will You directly or indirectly display or include on Your Site(s) any advertising or advertising links of any kind which promote the Company’s sites, other than those advertisements or ad links which have been pre-approved by the Company, in compliance with this Agreement, and which advertise the Company or other sites, companies, products or other wide area network addresses which the Company designates.

g.           You will not, and will not authorize or encourage any third party to use any form of mass unsolicited electronic mail solicitations, newsgroup postings, IRC posting or any other form of "spamming" as a means of promoting Your Site(s) or for the purpose of directing or referring users to any websites owned, operated or controlled by the Company. You further acknowledge and agree that the Company has the right to immediately, and without notice, terminate your participation in the Program if the Company, in its sole judgment, concludes that you have engaged in the use of any form of mass unsolicited electronic mail solicitations, newsgroup postings, password selling or trading, warez, IRC posting or any other form of "spamming". Opt-in e-mail promotions must comply with United States & Canadian anti-spam laws, and any such laws associated with the countries of opt-in origin and destination. THE COMPANY HAS ZERO TOLERANCE FOR SPAMMING OR VIOLATION OF PRIVACY RIGHTS. IF YOU SPAM OR VIOLATE OBLIGATIONS PERTAINING TO A THIRD PARTY’S PRIVACY, YOUR PARTICIPATION IN THE PROGRAM WILL BE TERMINATED, YOU WILL BE BARRED FROM FUTURE PARTICIPATION IN THE PROGRAM, AND ALL FUNDS OTHERWISE DUE TO YOU WILL BE FORFEITED TO THE COMPANY.

h.           You will not, and will not authorize or encourage any third party to generate fraudulent impressions of or fraudulent clicks on any Ad(s), including but not limited to through repeated manual clicks, the use of robots or other automated query.

i.           You will not, and will not authorize or encourage any third party to alter, edit, modify, filter or change the order of the information contained in any Ad and/or Ad unit, or remove obscure or minimize any Ad or Ad unit in any way.

j.            You will not, and will not authorize or encourage any third party to frame any webpage access by an end user after clicking on any part of an Ad(s).

k.           You will not, and will not authorize or encourage any third party to redirect an end user away from the Advertiser Page, provide a version of the Advertiser Page different from the page an end user would access by going directly to the Advertiser Page, or disperse any content between the ad and the Advertiser Page.

l.            You will not, and will not authorize or encourage any third party to act in any way that violates any policies posted on the Company website, as may be updated and revised from time to time.

m.           You will not, and will not authorize or encourage any third party to include, or link to, any of the following within a Site(s) that contains Company banners or links; or, directly or indirectly, link any of the following content or material to any Company website through any hyperlinks maintained or created on Your Site(s):

(i)            Obscene material, including without limitation any material depicting rape, bestiality, or torture.

(ii)           Any material, which is displayed or transmitted in a way as to constitute harmful matter or indecent communications to minors;

(iii)           Any material in which persons under the age of 18 years of age are portrayed in actual, simulated or suggestive sexual situations;

(iv)           Any material not fully in compliance with 18 U.S.C. Sec. 2257 et seq.;

(v)           Any material which constitutes child pornography or matter which involves depictions of nudity or sexuality by an age inappropriate-looking performer (i.e. someone who looks younger than 18 years of age), or by a performer who is portrayed or made to appear to be a person under the age of 18 years of age by virtue of the make-up, script, demeanor, costuming, or setting. Prohibited material mentioned herein includes the use of the term 'lolita' for any purpose in any fashion including within HTML meta-based tags.

(vi)           Any material, which is abusive, threatening, hateful, defamatory, libelous, slanderous, scandalous or injurious to the reputation of any person or entity;

(vii)           Any material which constitutes an infringement, theft, misappropriation or violation of any person's intellectual property rights such as trademark rights, copyrights, rights of publicity, patent rights, personal property rights, privacy rights or other rights; or

(viii)           Any program, data stream, file or other material which contains worms, viruses,  "Trojan horses" or any other destructive feature, regardless of whether damage is intended or unintended, which may cause damage to any computer equipment, loss or corruption of data or programs or inconvenience to any person.

n.           All materials of every kind, including videographic, photographic, audio and textual materials used in direct or indirect association with materials provided through the Program shall only be distributed, transmitted, transferred, broadcast and otherwise disseminated by You to willing adults and shall at all times comply with contemporary community standards in the communities into which they are so disseminated.

o.           You shall remain a Program participant until You terminate participation in the program by notifying Cubics by E-mail at cancel@cubics.com of Your intent to terminate Your participation; or Your participation in the Program is terminated for any reason; or the Program is terminated for any reason.

p.           You will remain a Program participant in good standing at all times while You are receiving benefits, compensation, or are otherwise participating in the Program.

q.           You shall no longer be a Participant in good standing and shall be subject to immediate termination of all Benefits without prior notice if You fail to perform under or breach any part of this Agreement.

r.           If Your participation in the Program is terminated for any reason, or You cease to be a Program participant in good standing, or You change Your Website's URL, or You cease to offer services on the Internet, then You shall immediately and permanently cease all use of all materials provided to You by the Company through the Program and that you will remove all files containing materials provided to You pursuant to the Program from your Site(s).

s.           Of those residing in Canada, only citizens or resident aliens of Canada may participate and must supply the Company with a Federal Tax ID or Social Insurance Number that is representative of, and exactly matches the Payee Name you provide. If You fail to supply that information to the Company, then this will constitute a basis for terminating this Agreement and for forfeiting any commissions or fees to which You would otherwise be entitled under this Agreement. To comply with CCRA reporting requirements, the Company uses a credit agency to verify and/or modify Payee Name information as warranted.

t.           Upon termination of this Agreement You will immediately cease using Company Codes and marks, and You will remove any materials supplied to you or referring to the Company, including without limitation any Ads, from Your Website.

u.           All of Your warranties, indemnities and obligations, which by their nature are designed to survive termination, shall extend beyond the termination of this Agreement.

Should You violate any of the foregoing warranties and promises, the Company may immediately suspend your account and terminate this Agreement and may initiate legal action against You.

8.           LIMITATIONS OF YOUR PARTICIPATION IN THE PROGRAM: You acknowledge and agree that the Program, Your participation in the Program, and Program Benefits are subject to the following limitations:

a.           The Company shall at all times have the right, in its sole and exclusive discretion, to terminate the Program and any and all Program Benefits relating to Your Participation in the Program at any time, for any reason or no reason, and may do so with or without prior notice or cause.

b.            The Company, in its sole and exclusive discretion, shall have the right at any time to change or modify the Program, including without limit, the right to change how participants in the Program are compensated, as well as the right to change how Participants in the Program are paid based on "clicks." If at any time the Company changes the Program, you shall have the right to withdraw and terminate your participation in the Program.

c.           Program Benefits are not transferable by You and may only be used by You in association with Your Site(s) while You are participating in the Program and are a Participant in good standing.

d.           All Program Benefits materials, including, without limitation, all advertising banners, photographic materials, video, recordings, sound, and any other form of intellectual property provided to You as part of this Program shall remain the property of the Company and may not be copied or reproduced, altered, modified, changed, broadcast, distributed, transmitted, transferred, disseminated, sold or offered for sale in any manner, at any time anywhere in the World except as expressly authorized in writing by the Company.

e.           Cubics is a service mark or trademark of Cubics.com, a wholly owned subsidiary of Adknowledge, Inc., a Delaware, USA corporation. All rights are reserved. Nothing herein shall be construed as a grant or assignment of any rights in any intellectual property owned by the Company, including, without limitation, any of its trademarks or service marks.

9.           TERMINATING THIS AGREEMENT: You may cancel this Agreement at any time for convenience.  The Company has the right to terminate Your participation in the Program, and any other person's participation in the Program, at any time for convenience with or without prior notice. The Company also reserves the right to terminate without notice any account that has not generated any clicks on ads (as has been determined by the Company) for a period of six weeks or more.  Clauses 3, 4, 7 through 12, and 14 through 21 of this Agreement shall survive termination of this Agreement and will continue to be binding upon You.

10.           CONFIDENTIALITY: You agree not to disclose any Company confidential information without first obtaining the prior written consent of the Company.  For the purposes of this Agreement “Company Confidential Information” includes without limitation:

a.           All Company software, technology, programming, technical specifications, materials, guidelines and documentation relating to the Program;

b.           Click-through rates or other statistics relating to performance of your site in the Program provided to you by the Company;

c.           Company Data; and

d.           Any other information designated in writing by the Company as “Confidential”.

“Company Confidential Information” does not include information that is publicly known through no breach by You or by the Company, or information that You obtained independently without access to Company Confidential Information, or rightfully received by You from a third party, or required to be disclosed by law or by a governmental authority.

11.           NO REPRESENTATIONS, WARRANTIES OR GUARANTEES: The Company makes no guarantee regarding the level of impressions of or clicks on any Ad, the timing of delivery of such impressions and/or clicks, or the amount of any payment to be made to You under this Agreement.  The Company also makes no warranty, expressed or implied, including without limitation with respect to advertising and other services and materials provided by, through or in association with the Program, and all materials are provided to you "as is", and that participation in the Program and use of associated Program materials and code is solely at Your risk. The Company disclaims all warranties, either express or implied, including, but not limited to, warranties of non-infringement, merchantability and fitness for any particular purpose, with regard to the Program and any and all materials of every kind supplied to You under this Agreement.

12.           LIMITED LIABLIITY: You also acknowledge and agree that under no circumstances shall the Company or Adknowledge, Inc., their directors, officers, employees, independent contractors, authors, agents, representatives, assigns, successors (collectively, “Cubics”) be liable to You, or any other person or entity, for any direct or indirect losses, injuries or incidental or consequential damages of any kind (including without limitation damages for loss of business profits, business interruption, loss of business information, or other incidental or consequential damages or any other pecuniary loss) , whether in contract, tort or any legal theory, even if Cubics has been advised of the possibility of such damages, with regard to Your participation in the Program, including but not limited to any link to any Cubics website, or arising from or in connection with use of the Program materials, or due to any mistakes, omissions, delays, errors, or interruptions in the transmission, or receipt of Company services hereunder, content of the program materials, including without limitation any losses due to server problems or due to incorrect placement of HTML code.  NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN AND TO THE FULLEST EXTENT PERMITTED BY LAW, UNDER NO CIRCUMSTANCES SHALL THE AGGREGATE LIABILITY OF CUBICS UNDER THIS AGREEMENT BE MORE THAN THE AMOUNT OF MONEY PAID TO YOU AS A PARTICIPANT OF THE PROGRAM IN THE THREE (3) MONTHS PRECEDING THE RELEVANT CAUSE OF ACTION.  EACH PARTY ACKNOWLEDGES THAT THE OTHER PARTY HAS ENTERED INTO THIS AGREEMENT RELYING ON THE LIMITATIONS OF LIABILITIES STATED HEREIN AND THAT THOSE LIMITATIONS ARE THE ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES.  Without limiting the foregoing, and except for payment obligations, neither party shall have any liability for any failure or delay resulting from any condition beyond the reasonable control of such party, including but not limited to governmental action or acts or terrorism, earthquakes, or other acts of God, labour conditions and power failures.

13.           PUBLICITY: You agree that the Company may use Your name and logo in presentations, marketing materials, customer lists, financial reports and Site(s) listings of customers.  If You wish to use Company trade names, trademarks, service marks, logos, domain names, and other distinctive brand features (“Brand Features”), You may do so, so long as such use is in compliance with this Agreement and in compliance with the Company’s then current Brand Feature use guidelines, and any content contained or referenced therein, which may be found at the following:  http://Cubics.com/link_to_us.php (or such other address as the Company may provide from time to time).

14.           YOUR OBLIGATION TO INDEMNIFY: You agree to indemnify, defend and hold the Company and its parent, Adknowledge, Inc., their directors, officers, employees, agents, affiliates, subsidiaries, and applicable third parties (e.g., relevant advertisers, syndication partners, licensors, licensees, consultants and contractors) (collectively called “Indemnified Person(s)”) harmless from and against any and all third party claims, liability, loss, and expense (including damage awards, settlement amounts, and reasonable legal fees), brought against any Indemnified Person(s), arising out of or related to or Your participation in the Program, the site(s), and/or your breach of any term of this Agreement.

15.           NO JOINT OR COLLABORATIVE VENTURE: Nothing in this Agreement is intended by the Company or You to create or constitute a joint or collaborative venture or partnership of any kind between You and the Company, nor shall anything in this Agreement be construed as constituting or creating any agency, employment relationship, joint or collaborative venture or partnership between You and the Company, its employees, agents or assigns. The relationship between the Company and You is one of independent contractors.

 You also acknowledge and agree that:

a.           The Company shall have no control or ownership interests of any kind in Your business or Your Website.

b.           You shall have no financial or other interest in the Company or any property owned, its affiliates, agents, successors or assigns.

c.           Your relationship with the Company shall be restricted to matters pertaining to the Program exclusively and shall be governed entirely by the terms and conditions of this Agreement.

d.           The Company has no direct or indirect control over the content of performances or services, the manner of performances or services, or the time or duration of provision of performances or services by You on, at or in association with Your Site(s) except as specifically set forth in this Agreement.

e.           Neither the Company nor any director, officer, employee, associate, agent, assign or successor of the Company shall exert or provide any direct or indirect control over, monitoring of, supervision of, prior approval of, or review of the content appearing or otherwise distributed on, at or in association with Your Site(s), and that You shall be solely responsible for any legal liabilities or consequences resulting from the dissemination of that content on or through Your Site(s).

16.           NO REPRESENTATIONS OF SUCCESS OR PROFITABILITY. You hereby confirm and acknowledge that You have unilaterally decided to enter an Internet service business and acknowledge that it is a very risky business. You further acknowledge, confirm, and expressly agree that the Company, any agent or representative of the Company, nor any other person has at any time in the past, represented to You or has otherwise directly or indirectly communicated in any manner to You any guarantee, reassurance or any other communication of any kind regarding:

a.           The potential profitability or likelihood of success of Your participation in the Program as set forth in this Agreement or otherwise;

b.           The possibility or likelihood that use of any products and/or services provided pursuant to this Agreement can or will result in the recoupment of any funds expended by You for the promotion of Your Site(s) or any other purpose; or

c.           The existence, nonexistence, size or any other characteristics of any market for any products or services which involve Your participation in the Program pursuant to this Agreement.

You also expressly acknowledge and agree that the success any of its business endeavors which involve Your participation in the Program pursuant to this Agreement, like any other business venture, is subject to various factors, such as the effectiveness of advertising and promotion, Your managerial and administrative capabilities, and that the success or failure of Your business rests with You and not the Company. You further expressly agree not to raise any claim of any kind against the Company or Adknowledge, Inc., and You agree to hold the Company and Adknowledge, Inc. harmless from and against any claim of loss to You directly or indirectly resulting from Your decision to participate in the Program pursuant to this Agreement.

17.           TERM OF THE AGREEMENT. You acknowledge and agree that the term of this Agreement is at will, and this Agreement and/or the Program may be terminated, in the Company’s sole and exclusive discretion, at any time, without any advance notice and for any reason.

18.           ENTIRE AGREEMENT. You acknowledge and agree that this Agreement constitutes the entire agreement between You and the Company with respect to the subject matter hereof, and supersedes and cancels all other prior agreements, discussion, or representations, whether written or oral.

You agree that the Company may from time to time, in its sole and exclusive discretion, modify the type and quality of benefits provided to You hereunder either with or without notice. The Company may modify other terms and conditions at any time upon e-mail notice to You or by posting at a Company information web address location.

You agree that no modification of this Agreement by You, Your employees, representatives, agents, assigns or successors shall be enforceable of have any effect unless first reduced to a writing executed by both parties, by Your online acceptance of updated terms, or after Your continued participation in the Program after such terms have been updated by the Company.

You agree that no officer, employee or representative of You or the Company has any authority to make any representation or promise in connection with this Agreement or the subject matter thereof which is not contained expressly in this Agreement; and You acknowledge and agree that You have not executed this Agreement in reliance upon any such representation or promise.

You acknowledge and agree that the failure of the Company to enforce any of the specific provisions of this Agreement shall not preclude any other or further enforcement of such provision(s) or the exercise of any other right hereunder.

You agree that all promises, obligations, duties and warranties made by You in this Agreement are personal to You and that neither they nor any benefits hereunder may be assigned by You to any other person or entity.

You agree that the Company may at any time, and without prior notice to you, freely assign all or part of its duties, obligations and benefits hereunder.

19.           CHOICE OF LAW; WAIVER

You acknowledge and agree that this Agreement is executed in Kansas City, Missouri and all its provisions shall be governed by and construed according to the laws of the State of Missouri as applied to contracts performed wholly within the State of Missouri. Any dispute or claim arising out of or in connection with this Agreement shall be solely and exclusively adjudicated in the state or federal courts of Kansas City, Missouri.

The failure to require performance of any provision shall not affect a party’s right to require performance at any time thereafter, nor shall a waiver of any breach or default of this Agreement constitute a waiver of any subsequent breach or default or a waiver of the provision itself.  If any provision herein is held unenforceable, then such provision will be modified to reflect the parties’ intention, and the remaining provisions of this Agreement will remain in full force and effect.  You may not resell, assign, or transfer any of your rights hereunder.  Any such attempt may result in termination of this Agreement, without liability to the Company.

20.           ALL PROVISIONS OF THIS AGREEMENT NOT DEEMED UNENFORCEABLE SHALL SURVIVE ANY UNENFORCEABLE PROVISIONS:  In case any one or more of the provisions contained in this Agreement shall for any reason be held to be illegal, invalid or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision(s) had never been included. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

21.           THIS AGREEMENT SHALL BE DEEMED TO BE MUTUALLY DRAFTED: For purposes of construction of this Agreement, both the Company and You shall be deemed to have mutually drafted this Agreement and all parts thereof.

22.           REVIEW BY YOUR ATTORNEY: The Company strongly advises that You review this Agreement with Your attorney before You enter into it. You acknowledge and agree that nothing herein and no statement by the Company or any employee, representative, agent or other person associated with the Company has in any way prevented or inhibited You in any way from seeking such advice prior to entering into this Agreement. You hereby acknowledge and agree that the terms of this Agreement are reasonable and fair, that all terms have been fully disclosed in writing, and that You have been given a reasonable chance to seek advice of independent counsel with respect to this Agreement and all transactions associated herewith.

23.           ACCEPTANCE AND EXECUTION OF THIS AGREEMENT:  By CLICKING ON THE "SUBMIT FORM" BUTTON on the Company’s Signup Page, and by supplying the Company with all the required information to sign You up to the Program, You are acknowledging that You agree to all of the terms, conditions, promises, warranties, duties and obligations set forth in this Agreement.